Exhibit 99.1
ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS

REPORT OF INDEPENDENT AUDITORS
To the Board of Directors
Encore Acquisition Company:
     We have audited the accompanying carve out balance sheet of Encore Operating, L.P.’s (“Encore Operating”) Rockies and Permian Basin Operations as defined in Note 1 to the carve out financial statements as of December 31, 2008, and the related carve out statement of operations, owner’s net equity, and cash flows for the year ended December 31, 2008. These financial statements are the responsibility of Encore Operating’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Rockies and Permian Basin Operations’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Rockies and Permian Basin Operations’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Encore Operating’s Rockies and Permian Basin Operations included in the Purchase and Sale Agreement with Encore Energy Partners Operating LLC and Encore Energy Partners LP at December 31, 2008, and the results of their operations and their cash flows for the year ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Fort Worth, Texas
September 25, 2009

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
CARVE OUT BALANCE SHEET
December 31, 2008
(in thousands)

ASSETS

Current assets:
Accounts receivable	$2,656

Total current assets	2,656

Properties and equipment, at cost — successful efforts method:
Proved properties, including wells and related equipment	233,519
Unproved properties	17
Accumulated depletion, depreciation, and amortization	(41,842)

191,694

Goodwill	4,790

Total assets	$199,140

LIABILITIES AND OWNER’S NET EQUITY

Current liabilities:
Accrued liabilities:
Lease operating	$1,178
Development capital	677
Production, ad valorem, and severance taxes	240
Other	165

Total current liabilities	2,260

Future abandonment cost	2,228
Deferred taxes	8

Total liabilities	4,496

Commitments and contingencies (see Note 3)

Owner’s net equity	194,644

Total liabilities and owner’s net equity	$199,140

The accompanying notes are an integral part of these carve out financial statements.

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
CARVE OUT STATEMENT OF OPERATIONS
Year Ended December 31, 2008
(in thousands)

Revenues:
Oil	$65,147
Natural gas	10,510

Total revenues	75,657

Expenses:
Production:
Lease operating	13,496
Production, ad valorem, and severance taxes	7,649
Depletion, depreciation, and amortization	15,587
General and administrative	3,254
Other operating	124

Total expenses	40,110

Income before income taxes	35,547

Income tax provision:
Current	(154)
Deferred	(19)

Total income tax provision	(173)

Net income	$35,374

The accompanying notes are an integral part of these carve out financial statements.

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
CARVE OUT STATEMENT OF OWNER’S NET EQUITY
(in thousands)

Balance at January 1, 2008	$192,737
Net income	35,374
Net distributions to owner	(33,467)

Balance at December 31, 2008	$194,644

The accompanying notes are an integral part of these carve out financial statements.

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
CARVE OUT STATEMENT OF CASH FLOWS
Year Ended December 31, 2008
(in thousands)

Cash flows from operating activities:
Net income	$35,374
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, and amortization	15,587
Deferred taxes	19
Other	88
Changes in operating assets and liabilities:
Accounts receivable	4,072
Other current liabilities	(175)

Net cash provided by operating activities	54,965

Cash flows from investing activities:
Acquisition of oil and natural gas properties	(59)
Development of oil and natural gas properties	(21,439)

Net cash used in investing activities	(21,498)

Cash flows from financing activities:
Net distributions to owner	(33,467)

Net cash used in financing activities	(33,467)

Increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$—

The accompanying notes are an integral part of these carve out financial statements.

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
NOTES TO CARVE OUT FINANCIAL STATEMENTS
Note 1. Description of Business and Basis of Presentation
     Encore Energy Partners LP (together with its subsidiaries, “ENP”), a publicly traded Delaware limited partnership, was formed by Encore Acquisition Company (together with its subsidiaries, “EAC”), a publicly traded Delaware corporation, to acquire, exploit, and develop oil and natural gas properties and to acquire, own, and operate related assets. On August 11, 2009, ENP acquired certain oil and natural gas producing properties in the Big Horn Basin in Wyoming, the Permian Basin in West Texas and New Mexico, and the Williston Basin in Montana and North Dakota (the “Rockies and Permian Basin Operations”) from Encore Operating, L.P. (“Encore Operating”), a wholly owned subsidiary of EAC for approximately $186.8 million in cash, and the acquisition closed on August 11, 2009.
     The accompanying carve out financial statements and related notes thereto represent the financial position, results of operations, changes in owner’s net equity, and cash flows of the Rockies and Permian Basin Operations. The carve out financial statements have been prepared in accordance with Regulation S-X, Article 3, “General instructions as to financial statements” and Staff Accounting Bulletin (“SAB”) Topic 1-B, “Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity.” Certain expenses incurred by EAC are only indirectly attributable to its ownership of the Rockies and Permian Basin Operations as EAC owns interests in numerous other oil and natural gas properties. As a result, certain assumptions and estimates were made in order to allocate a reasonable share of such expenses to the Rockies and Permian Basin Operations so that the accompanying carve out financial statements reflect substantially all the costs of doing business. The allocations and related estimates and assumptions are described more fully in “Note 2. Summary of Significant Accounting Policies” and “Note 5. Related Party Transactions.”
Note 2. Summary of Significant Accounting Policies
     The accompanying carve out financial statements were derived from the accounting records of EAC. All significant intercompany transactions and balances have been eliminated.
Use of Estimates
     Preparing carve out financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make certain estimations and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the carve out financial statements and the reported amounts of revenues and expenses. Also, certain amounts in the accompanying carve out financial statements have been allocated in a way that management believes is reasonable and consistent in order to depict the historical financial position, results of operations, and cash flows of the Rockies and Permian Basin Operations on a stand-alone basis. Actual results could differ materially from those estimates.
     Estimates made in preparing these carve out financial statements include, among other things, estimates of the proved oil and natural gas reserve volumes used in calculating depletion, depreciation, and amortization (“DD&A”) expense; the estimated future cash flows and fair value of properties used in determining the need for any impairment write-down; operating costs accrued; volumes and prices for revenues accrued; and the timing and amount of future abandonment costs used in calculating asset retirement obligations. Changes in the assumptions used could have a significant impact on reported results in future periods.
Cash and Cash Equivalents
     EAC provided cash as needed to support the Rockies and Permian Basin Operations and collected cash from sales of production. Consequently, the accompanying Carve Out Balance Sheet does not include any cash balances. Net cash paid to EAC during 2008 from the Rockies and Permian Basin Operations is reflected as net distributions to owner on the accompanying Carve Out Statement of Owner’s Net Equity and Carve Out Statement of Cash Flows.
Accounts Receivable
     Trade accounts receivable, which are from oil and natural gas sales, are recorded at the invoiced amount and do not bear interest. Management routinely reviews outstanding accounts receivable balances and assesses the financial strength of the customers of the Rockies and Permian Basin Operations and records a reserve for the amount not expected to be fully recovered. Actual balances are not applied against the reserve until substantially all collection efforts have been exhausted. At December 31, 2008, the Rockies and Permian Basin Operations had no allowance for doubtful accounts.

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
NOTES TO CARVE OUT FINANCIAL STATEMENTS — Continued
Properties and Equipment
     Oil and Natural Gas Properties. The Rockies and Permian Basin Operations use the successful efforts method of accounting for oil and natural gas properties under Statement of Financial Accounting Standards (“SFAS”) No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies.” Under this method, all costs associated with productive and nonproductive development wells are capitalized. Exploration expenses, including geological and geophysical expenses and delay rentals, are charged to expense as incurred. Costs associated with drilling exploratory wells are initially capitalized pending determination of whether the well is economically productive or nonproductive.
     If an exploratory well does not find reserves or does not find reserves in a sufficient quantity as to make them economically producible, the previously capitalized costs would be expensed in the accompanying Carve Out Statement of Operations and shown as an adjustment to net income in the “Operating activities” section of the accompanying Carve Out Statement of Cash Flows in the period in which the determination was made. If an exploratory well finds reserves but they cannot be classified as proved, the associated cost continues to be capitalized as long as the well has found a sufficient quantity of reserves to justify its completion as a producing well and sufficient progress is being made in assessing the reserves and the operating viability of the project. If subsequently it is determined that these conditions do not continue to exist, all previously capitalized costs associated with the exploratory well would be expensed and shown as an adjustment to net income in the “Operating activities” section of the accompanying Carve Out Statement of Cash Flows in the period in which the determination was made. Re-drilling or directional drilling in a previously abandoned well is classified as development or exploratory based on whether it is in a proved or unproved reservoir. Costs for repairs and maintenance to sustain or increase production from the existing producing reservoir are charged to expense as incurred. Costs to recomplete a well in a different unproved reservoir are capitalized pending determination that economic reserves have been added. If the recompletion is not successful, the costs would be charged to expense. All capitalized costs associated with both development and exploratory wells are shown as “Development of oil and natural gas properties” in the “Investing activities” section of the accompanying Carve Out Statement of Cash Flows.
     Significant tangible equipment added or replaced that extends the useful or productive life of the property is capitalized. Costs to construct facilities or increase the productive capacity from existing reservoirs are capitalized. Capitalized costs are amortized on a unit-of-production basis over the remaining life of proved developed reserves or total proved reserves, as applicable. Natural gas volumes are converted to barrels of oil equivalent (“BOE”) at the rate of six thousand cubic feet (“Mcf”) of natural gas to one barrel (“Bbl”) of oil.
     The costs of retired, sold, or abandoned properties that constitute part of an amortization base are charged or credited, net of proceeds received, to accumulated DD&A.
     Reserve engineers estimate the reserves of the Rockies and Permian Basin Operations annually on December 31. This results in a new DD&A rate which is used for the preceding fourth quarter after adjusting for fourth quarter production. Management internally estimates reserve additions and reclassifications of reserves from proved undeveloped to proved developed at the end of the first, second, and third quarters for use in determining a DD&A rate for the respective quarter.
     In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” management assesses the need for an impairment of long-lived assets to be held and used, including proved oil and natural gas properties, whenever events and circumstances indicate that the carrying value of the asset may not be recoverable. If impairment is indicated based on a comparison of the asset’s carrying value to its undiscounted expected future net cash flows, then an impairment charge is recognized to the extent that the carrying value exceeds fair value. Expected future net cash flows are based on existing proved reserves (and appropriately risk-adjusted probable reserves), forecasted production information, and management’s outlook of future commodity prices. Management aggregates proved property for impairment testing the same way as for calculating DD&A. The price assumptions used to calculate undiscounted cash flows is based on judgment. Management uses prices consistent with the prices used in bidding on acquisitions and/or assessing capital projects. These price assumptions are critical to the impairment analysis as lower prices could trigger impairment. Any impairment charge incurred is expensed and reduces the net basis in the asset.
     Unproved properties, which relate to the acquisition of leasehold interests, are assessed for impairment on a property-by-property basis for individually significant balances and on an aggregate basis for individually insignificant balances. If the assessment indicates an impairment, a loss would be recognized by providing a valuation allowance at the level at which impairment was assessed. The impairment assessment is affected by economic factors such as the results of exploration activities, commodity price outlooks, remaining lease terms, and potential shifts in business strategy employed by management. In the case of individually insignificant balances, the amount of the impairment loss recognized would be determined by amortizing the portion of these

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
NOTES TO CARVE OUT FINANCIAL STATEMENTS — Continued
properties’ costs which management believes will not be transferred to proved properties over the remaining life of the lease.
     Amounts shown in the accompanying Carve Out Balance Sheet as “Proved properties, including wells and related equipment” consisted of the following as of December 31, 2008 (in thousands):

Proved leasehold costs	$157,368
Wells and related equipment — Completed	72,627
Wells and related equipment — In process	3,524

Total proved properties	$233,519

Goodwill
     Goodwill is accounted for under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets.” Goodwill represents the excess of the purchase price over the estimated fair value of the net assets acquired in business combinations. Goodwill is tested for impairment annually on December 31 or whenever indicators of impairment exist. If impairment is determined to exist, an impairment charge would be recognized for the amount by which the carrying value of goodwill exceeds its implied fair value.
Asset Retirement Obligations
     In accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations,” the fair value of a liability is recognized for an asset retirement obligation in the period in which the liability is incurred. For oil and natural gas properties, this is the period in which the property is acquired or a new well is drilled. An amount equal to and offsetting the liability is capitalized as part of the carrying amount of oil and natural gas properties. The liability is recorded at its discounted fair value and then accreted each period until it is settled or the well is sold, at which time the liability is reversed. Estimates are based on historical experience in plugging and abandoning wells and estimated remaining field life based on reserve estimates. Management does not provide for a market risk premium associated with asset retirement obligations because a reliable estimate cannot be determined. Please read “Note 4. Asset Retirement Obligations” for additional information.
Owner’s Net Equity
     The change in net assets that is not attributable to current period earnings is reflected as either a net contribution from the owner or a net distribution to the owner for that year. As the Rockies and Permian Basin Operations were not a separate legal entity during the period covered by these carve out financial statements, none of EAC’s debt is directly attributable to its ownership of the Rockies and Permian Basin Operations, and no formal intercompany financing arrangement exists related to the Rockies and Permian Basin Operations. Additionally, as debt cannot be specifically ascribed to the Rockies and Permian Basin Operations, the accompanying Carve Out Statement of Operations does not include any allocation of interest expense incurred by EAC related to the Rockies and Permian Basin Operations.
Segment Reporting
     The Rockies and Permian Basin Operations are in only one industry: the oil and natural gas exploration and production industry in the United States. All oil and natural gas revenues are derived from customers located in the United States.
Major Customers / Concentration of Credit Risk
     In 2008, the following purchasers accounted for 10 percent or greater of the sales of production of the Rockies and Permian Basin Operations:

Percentage of
Total Sales
Purchaser	of Production
Flint Hills	29%
Tesoro Refining & Marketing Co	24%
Navajo Refining & Crude Marketing	13%
Trammo Petroleum, Inc.	10%

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
NOTES TO CARVE OUT FINANCIAL STATEMENTS — Continued
Income Taxes
     The Rockies and Permian Basin Operations do not represent a separate legal and taxable entity. As part of EAC, the operations of the Rockies and Permian Basin Operations were included in the federal income tax return of Encore Operating, which is a limited partnership not subject to federal income taxes. As the Rockies and Permian Basin Operations are not a separate taxable entity and were acquired in August 2009 by an entity not subject to federal income tax, no provision for current or deferred federal income taxes has been provided for in the accompanying carve out financial statements. However, the portion of the Rockies and Permian Basin Operations that is located in Texas is subject to an entity-level tax, the Texas margin tax, at an effective rate of up to 0.7 percent of income that is apportioned to Texas. Deferred tax assets and liabilities are recognized for future Texas margin tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective Texas margin tax bases.
     On January 1, 2007, EAC adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of FIN 48 did not impact the financial condition, results of operations, or cash flows of the Rockies and Permian Basin Operations. Management performs a periodic evaluation of tax positions to review the appropriate recognition threshold for each tax position recognized in the accompanying carve out financial statements. On the date of adoption of FIN 48 and as of December 31, 2008, all tax positions met the “more-likely-than-not” threshold prescribed by FIN 48.
Oil and Natural Gas Revenue Recognition
     Oil and natural gas revenues are recognized as oil and natural gas is produced and sold, net of royalties. Royalties and severance taxes are incurred based upon the actual price received from the sales. To the extent actual volumes and prices of oil and natural gas are unavailable for a given reporting period because of timing or information not received from third parties, the expected sales volumes and prices for those properties are estimated and recorded as “Accounts receivable” in the accompanying Carve Out Balance Sheet. Natural gas revenues are reduced by any processing and other fees incurred except for transportation costs paid to third parties, which are included in “Other operating expense” in the accompanying Carve Out Statement of Operations. Natural gas revenues are recorded using the sales method of accounting whereby revenue is recognized based on actual sales of natural gas rather than the proportionate share of natural gas production of the Rockies and Permian Basin Operations. If the overproduced imbalance position (i.e., the Rockies and Permian Basin Operations have cumulatively been over-allocated production) is greater than the share of remaining reserves, a liability is recorded for the excess at period-end prices unless a different price is specified in the contract in which case that price is used. Revenue is not recognized for the production in tanks, oil marketed on behalf of joint owners in the oil and natural gas properties of the Rockies and Permian Basin Operations, or oil in pipelines that has not been delivered to the purchaser.
     At December 31, 2008, the Rockies and Permian Basin Operations had no oil inventories in pipelines or natural gas imbalances.
Shipping Costs
     Shipping costs in the form of pipeline fees and trucking costs paid to third parties are incurred to transport oil and natural gas production from certain properties to a different market location for ultimate sale. These costs are included in “Other operating expense” in the accompanying Carve Out Statement of Operations.
Allocation of Costs
     The accompanying carve out financial statements have been prepared in accordance with SAB Topic 1-B. These rules require allocations of costs for salaries and benefits, depreciation, rent, accounting, legal services, and other expenses. EAC has allocated general and administrative expenses to the Rockies and Permian Basin Operations based on its share of EAC’s total production as measured on a BOE basis. EAC has allocated indirect lease operating overhead expenses to the Rockies and Permian Basin Operations based on its share of EAC’s direct lease operating expense. Management believes the allocation methodologies used are reasonable and result in an allocation of the cost of doing business borne by EAC on behalf of the Rockies and Permian Basin Operations. These allocations may not be indicative of the cost of future operations or the amount of future allocations.

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
NOTES TO CARVE OUT FINANCIAL STATEMENTS — Continued
Earnings Per Share
     During the periods presented, the Rockies and Permian Basin Operations were wholly owned by EAC. Accordingly, earnings per share is not presented.
Fair Value of Financial Instruments
     Financial instruments in the accompanying Carve Out Balance Sheet include accounts receivable. The book value of accounts receivable approximates fair value due to the short-term nature of these instruments.
New Accounting Pronouncements
SFAS No. 157, “Fair Value Measurements” (“SFAS 157”)
     In September 2006, the FASB issued SFAS 157, which: (1) standardizes the definition of fair value; (2) establishes a framework for measuring fair value in GAAP; and (3) expands disclosures related to the use of fair value measures in financial statements. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, but does not require any new fair value measurements. SFAS 157 was prospectively effective for financial assets and liabilities for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”), which delayed the effective date of SFAS 157 for one year for nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Management elected a partial deferral of SFAS 157 for all instruments within the scope of FSP FAS 157-2, including, but not limited to, the asset retirement obligations and goodwill of the Rockies and Permian Basin Operations. The adoption of SFAS 157 on January 1, 2008 and the adoption of FSP FAS 157-2 on January 1, 2009 did not have a material impact on the results of operations or financial condition of the Rockies and Permian Basin Operations.
SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115” (“SFAS 159”)
     In February 2007, the FASB issued SFAS 159, which permits entities to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. SFAS 159 also allows entities an irrevocable option to measure eligible items at fair value at specified election dates, with resulting changes in fair value reported in earnings. SFAS 159 was effective for financial statements issued for fiscal years beginning after November 15, 2007. Management did not elect the fair value option for eligible instruments and therefore, the adoption of SFAS 159 on January 1, 2008 did not impact the results of operations or financial condition of the Rockies and Permian Basin Operations.
SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”)
     In December 2007, the FASB issued SFAS 141R, which replaces SFAS No. 141, “Business Combinations.” SFAS 141R establishes principles and requirements for the reporting entity in a business combination, including: (1) recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (2) recognition and measurement of goodwill acquired in the business combination or a gain from a bargain purchase; and (3) determination of the information to be disclosed to enable financial statement users to evaluate the nature and financial effects of the business combination. In April 2009, the FASB issued FSP No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arises from Contingencies” (“FSP FAS 141R-1”), which amends and clarifies SFAS 141R to address application issues, including: (1) initial recognition and measurement; (2) subsequent measurement and accounting; and (3) disclosure of assets and liabilities arising from contingencies in a business combination. SFAS 141R and FSP FAS 141R-1 were prospectively effective for business combinations consummated in fiscal years beginning on or after December 15, 2008. The adoption of SFAS 141R and FSP FAS 141R-1 on January 1, 2009 did not impact the results of operations or financial condition of the Rockies and Permian Basin Operations.
SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”)
     In May 2008, the FASB issued SFAS 162, which identifies the sources of accounting principles and the framework for selecting

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
NOTES TO CARVE OUT FINANCIAL STATEMENTS — Continued
the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. SFAS 162 was effective November 15, 2008. The adoption of SFAS 162 did not impact the results of operations or financial condition of the Rockies and Permian Basin Operations.
SEC Release No. 33-8995, “Modernization of Oil and Gas Reporting” (“Release 33-8995”)
     In December 2008, the United States Securities and Exchange Commission (the “SEC”) issued Release 33-8995, which amends oil and natural gas reporting requirements under Regulations S-K and S-X. Release 33-8995 also adds a section to Regulation S-K (Subpart 1200) to codify the revised disclosure requirements in Securities Act Industry Guide 2, which is being phased out. Release 33-8995 permits the use of new technologies to determine proved reserves if those technologies have been demonstrated empirically to lead to reliable conclusions about reserves volumes. Release 33-8995 will also allow companies to disclose their probable and possible reserves to investors at the company’s option. In addition, the new disclosure requirements require companies to: (1) report the independence and qualifications of its reserves preparer or auditor; (2) file reports when a third party is relied upon to prepare reserves estimates or conduct a reserves audit; and (3) report oil and gas reserves using an average price based upon the prior 12-month period rather than a year-end price, unless prices are defined by contractual arrangements, excluding escalations based on future conditions. Release 33-8995 is prospectively effective for financial statements issued for fiscal years ending on or after December 31, 2009. Management is evaluating the impact Release 33-8995 will have on the financial condition, results of operations, and disclosures of the Rockies and Permian Basin Operations.
FSP No. FAS 107-1 and APB 28-1, “Disclosure of Fair Value of Financial Instruments in Interim Statements” (“FSP FAS 107-1 and APB 28-1”)
     In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, which requires that disclosures concerning the fair value of financial instruments be presented in interim as well as annual financial statements. FSP FAS 107-1 and APB 28-1 was prospectively effective for financial statements issued for interim periods ending after June 15, 2009. The adoption of FSP FAS 107-1 and APB 28-1 did not impact the results of operations or financial condition of the Rockies and Permian Basin Operations.
SFAS No. 165, “Subsequent Events” (“SFAS 165”)
     In June 2009, the FASB issued SFAS 165 to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, SFAS 165 sets forth: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 was prospectively effective for financial statements issued for interim or annual periods ending after June 15, 2009. The adoption of SFAS 165 on June 30, 2009 did not impact the results of operations or financial condition of the Rockies and Permian Basin Operations.
SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”)
     In June 2009, the FASB issued SFAS 168, which replaces SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS 168 establishes the FASB Accounting Standards Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 was prospectively effective for financial statements for fiscal years ending on or after September 15, 2009, and interim periods within those fiscal years. The adoption of SFAS 168 on July 1, 2009 did not impact the results of operations or financial condition of the Rockies and Permian Basin Operations.
Note 3. Commitments and Contingencies
     The Rockies and Permian Basin Operations are subject to various possible contingencies. Such contingencies include environmental issues and other matters. Although management believes it has complied with the various laws and regulations, administrative rulings and interpretations thereof, adjustments could be required as new interpretations and regulations are issued. In addition, production rates and environmental matters are subject to regulation by various federal and state agencies. Additionally, the Rockies and Permian Basin Operations have contractual obligations related to future plugging and abandonment expenses on oil and natural gas properties as discussed in “Note 4. Asset Retirement Obligations.”

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
NOTES TO CARVE OUT FINANCIAL STATEMENTS — Continued
Note 4. Asset Retirement Obligations
     Asset retirement obligations relate to future plugging and abandonment expenses on oil and natural gas properties and related facilities disposal. The following table summarizes the changes in the asset retirement obligations of the Rockies and Permian Basin Operations, all of which is long-term and recorded in “Future abandonment cost” in the accompanying Carve Out Balance Sheet, for 2008 (in thousands):

Future abandonment liability at January 1, 2008	$1,998
Wells drilled	36
Accretion of discount	87
Revision of estimates	107

Future abandonment liability at December 31, 2008	$2,228

Note 5. Related Party Transactions
     The Rockies and Permian Basin Operations do not have any employees. The employees supporting the operations of the Rockies and Permian Basin Operations are employees of EAC. Accordingly, EAC recognizes all employee-related expenses and liabilities in its consolidated financial statements. In addition to employee payroll-related expenses, EAC incurred general and administrative expenses related to leasing office space and other corporate overhead expenses during the period covered by these carve out financial statements. For purposes of deriving the accompanying carve out financial statements, EAC allocated to the Rockies and Permian Basin Operations (1) general and administrative expenses based on its share of EAC’s total production as measured on a BOE basis and (2) indirect lease operating overhead expenses based on its share of EAC’s total direct lease operating expense. For 2008, the portion of EAC’s consolidated general and administrative and indirect lease operating overhead expenses allocated to the Rockies and Permian Basin Operations was $3.3 million and $1.6 million, respectively.

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
NOTES TO CARVE OUT FINANCIAL STATEMENTS — Continued
Note 6. Capitalization of Exploratory Well Costs
     The Rockies and Permian Basin Operations follow FSP No. 19-1 “Accounting for Suspended Well Costs”, which permits the continued capitalization of exploratory well costs if the well found a sufficient quantity of reserves to justify its completion as a producing well and the entity is making sufficient progress towards assessing the reserves and the economic and operating viability of the project. The following table reflects the net changes in capitalized exploratory well costs for 2008 and does not include amounts that were capitalized and subsequently expensed in the same period (in thousands):

Beginning balance at January 1	$—
Additions to capitalized exploratory well costs pending the determination of proved reserves	2,837
Reclassification to proved property and equipment based on the determination of proved reserves	—
Capitalized exploratory well costs charged to expense	—

Total	$2,837

     All capitalized exploratory well costs have been capitalized for less than one year.

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
SUPPLEMENTARY INFORMATION
Capitalized Costs and Costs Incurred Relating to Oil and Natural Gas Producing Activities
     The capitalized cost of oil and natural gas properties was as follows as of December 31, 2008 (in thousands):

Properties and equipment, at cost — successful efforts method:
Proved properties, including wells and related equipment	$233,519
Unproved properties	17
Accumulated depletion, depreciation, and amortization	(41,842)

$191,694

     The following table summarizes costs incurred related to oil and natural gas properties for 2008 (in thousands):

Acquisitions: proved properties	$59
Development: drilling and exploitation	15,257
Exploration: drilling and exploitation	5,832

Total costs incurred	$21,148

Oil & Natural Gas Producing Activities — Unaudited
     The estimates of the proved oil and natural gas reserves of the Rockies and Permian Basin Operations, which are located entirely within the United States, were prepared in accordance with guidelines established by the SEC. Proved oil and natural gas reserve quantities are derived from estimates prepared by petroleum engineers.
     Future prices received for production and future production costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. There can be no assurance that the proved reserves will be developed within the periods assumed or that prices and costs will remain constant. Actual production may not equal the estimated amounts used in the preparation of reserve projections. In accordance with SEC guidelines, estimates of future net cash flows from the properties of the Rockies and Permian Basin Operations and the representative value thereof are made using oil and natural gas prices in effect as of the dates of such estimates and are held constant throughout the life of the properties. As of December 31, 2008, the prices used in estimating future net cash flows were $44.60 per Bbl of oil and $5.62 per Mcf of natural gas.
     Future cash inflows are reduced by estimated production and development costs, which are based on year-end economic conditions and held constant throughout the life of the properties, by estimated abandonment costs, net of salvage, and by the estimated effect of future income taxes due to the Texas margin tax. Consistent with the presentation on the Carve Out Statement of Operations, future federal income taxes have not been deducted from future net revenues in the calculation of the standardized measure of the Rockies and Permian Basin Operations, as its operations are included in consolidated federal income tax returns of Encore Operating, which is a limited partnership not subject to federal income taxes.
     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures. Oil and natural gas reserve engineering is and must be recognized as a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in any exact way, and estimates of other engineers might differ materially from those included herein. The accuracy of any reserve estimate is a function of the quality of available data and engineering, and estimates may justify revisions based on the results of drilling, testing, and production activities. Accordingly, reserve estimates are often materially different from the quantities of oil and natural gas that are ultimately recovered. Reserve estimates are integral to management’s analysis of impairments of oil and natural gas properties and the calculation of DD&A on these properties.

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
SUPPLEMENTARY INFORMATION — Continued
     Estimated net quantities of proved reserves of the Rockies and Permian Basin Operations were as follows as of the dates indicated:

	December 31,
	2008	2007
Proved reserves:
Oil (MBbls)	8,838	11,690
Natural gas (MMcf)	11,361	11,836
Combined (MBOE)	10,732	13,663
Proved developed reserves:
Oil (MBbls)	8,229	9,718
Natural gas (MMcf)	11,094	11,546
Combined (MBOE)	10,078	11,642
     The changes in net quantities of proved reserves of the Rockies and Permian Basin Operations were as follows for 2008:

		Natural	Oil
	Oil	Gas	Equivalent
	(MBbls)	(MMcf)	(MBOE)
Balance, January 1 , 2008	11,690	11,836	13,663
Extensions and discoveries	107	83	121
Revisions of previous estimates	(2,230)	571	(2,135)
Production	(729)	(1,129)	(917)

Balance, December 31, 2008	8,838	11,361	10,732

     The standardized measure of discounted estimated future net cash flows of the proved reserves of the Rockies and Permian Basin Operations was as follows as of December 31, 2008 (in thousands):

Future cash inflows	$381,685
Future production costs	(206,431)
Future development costs	(11,486)
Future abandonment costs, net of salvage	(4,610)
Future income tax expense	(121)

Future net cash flows	159,037
10% annual discount	(71,331)

Standardized measure of discounted estimated future net cash flows	$87,706

ENCORE OPERATING, L.P. ROCKIES AND PERMIAN BASIN OPERATIONS
SUPPLEMENTARY INFORMATION — Continued
     The changes in the standardized measure of discounted estimated future net cash flows of the proved reserves of the Rockies and Permian Basin Operations were as follows for 2008 (in thousands):

Net change in prices and production costs	$(196,335)
Extensions and discoveries	2,105
Revisions of previous quantity estimates	(24,130)
Production, net of production costs	(22,434)
Development costs incurred during the period	3,600
Accretion of discount	31,138
Change in estimated future development costs	873
Net change in income taxes	629
Change in timing and other	(19,124)

Net change in standardized measure	(223,678)
Standardized measure, beginning of year	311,384

Standardized measure, end of year	$87,706